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                                  EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We have issued our report dated August 25, 2000, accompanying the financial statements of Venture Catalyst Incorporated appearing in the fiscal 2000 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-KSB for the year ended June 30, 2000, which are incorporated by reference in this Registration Statement on Form S-8 (File No. 333-82169) (Venture Catalyst Incorporated 1995 Stock Option Plan, as Amended). We consent to the incorporation by reference in the Registration Statement on Form S-8 of the aforementioned report.


/s/ Grant Thornton LLP

Irvine, California
October 2, 2000